Exhibit j(2)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors

Smith Barney Money Funds, Inc:

We consent to the use of our report, incorporated herein by reference, dated February 22, 2006, for Cash Portfolio and Governement Portfolio, each a series of Smith Barney Money Funds, Inc, as of December 31, 2005 and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 24, 2006